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EXHIBIT 10.2

                 CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

         This is an Agreement entered into this ____ day of ________________, 2008, by and between GLOBAL RESOURCE CORPORATION, a Nevada corporation ("Global"), and ____________________________ (the "Director").

                                   BACKGROUND

         The Director and Global have agreed to preserve the confidentiality of the non-public information of Global in the operation of its petroleum research, engineering and development business (the "Business") and to bind the Director to preserve such information. The Director acknowledges that as a result of and while the Director is a member of the Board of Directors of Global (the "Board"), the Director has and will have access to information concerning the business practices and processes of Global, as well as various affiliates, subsidiaries, stockholders, and partners of Global (all of which companies, together with any entity owned at least 5% by Global or any of its stockholders being hereafter collectively referred to as the "Corporation"), and the Corporation's clients, as well as other proprietary business information, and that such access poses a severe and irreparable risk of harm to the interests of the Corporation, should this information be improperly disclosed or utilized.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. CONFIDENTIAL INFORMATION. The Director shall not during or after the Director's term of office as a member of the Board, except with the express prior written consent of the Corporation, directly or indirectly, communicate, disclose or divulge to any person or entity, or use for his own benefit or the benefit of any person or entity:

         a. any knowledge or information which he may have obtained, heretofore or hereafter, concerning the content and details of the Business, including, but not limited to, (i) financial records and marketing data, (ii) names of customers or other employees of the Corporation, (iii) names of the companies or persons for whom the Corporation performs or has proposed to perform services or produces or has proposed to produce products, the nature of the Corporation's relationship with such persons, or any other information relating to such persons, (iv) business methods, systems, or practices used by the Corporation,
(v) the nature, construction, plans, specifications, drawings, or blueprints of the Corporation's products, including intangible impressions, such as computer files, images, or programs, (vi) ideas, inventions, practices, processes, methods or algorithms developed by the Corporation, or conceived by any employee of the Corporation, (vii) the nature, quality or pattern of services offered by the Corporation, or planned or projected to be offered by the Corporation,
(viii) any other information concerning contracts, policies, marketing, production, service and management theories of the Corporation, (ix) research information acquired or developed by the Corporation, and (x) any other protectable trade secret of the Corporation; or

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         b. any knowledge or information which he may have obtained, heretofore or hereafter, concerning the content and details of the business of any client or customer of the Corporation (the "Client"), including, but not limited to,
(i) financial records, marketing strategy and data, business plans and projections, (ii) names of employees, agents and contractors of the Client,
(iii) names of the companies or persons for whom the Client performs or has proposed to perform services or produces or has proposed to produce products, the nature of the Client's relationship with such persons, or any other information relating to such persons, (iv) business methods, systems, or practices used by the Client, (v) the nature, construction, plans, specifications, drawings, or blueprints of the Corporation's products, including intangible impressions, such as computer files, images, or programs, (vi) ideas, inventions, practices, processes, methods or algorithms developed by the Client,
(vii) the nature, quality or pattern of services offered by the Client, or planned or projected to be offered by the Corporation, (viii) any other information concerning contracts, policies, marketing, production, service and management theories of the Client, (ix) research information acquired or developed by or on behalf of the Client, (x) any information which the Corporation has agreed with (or for the benefit of) the Client shall be treated as confidential information, and (x) any other protectable trade secret of the Client.

         c. Upon termination of his or her term of office as a member of the Board, the Director agrees to deliver promptly to the Corporation all such confidential information, whether relating to the Corporation or to a Client, and to refrain from using or reproducing such information.

2. NON-SOLICITATION. For so long as he or she is member of the Board, and for a period of two (2) years thereafter, the Director shall not (other than on behalf of the Corporation):

         a. initiate contact, directly or indirectly, with any person, or the officer, partner, shareholder, employee or agent of any person, (i) for whom the Corporation has performed services, (ii) who has referred business to the Corporation, or (iii) with whom the Corporation has had any business or contractual relationship at any time during the Director's term of office as a member of the Board, in an attempt to induce or motivate any such person to discontinue or reduce the extent of the person's current business relationship with the Corporation; or

         b. directly or indirectly perform services for, or enter into any business or contractual relationship with, or act as an officer, director, shareholder, partner, member, manager, consultant, employee, or independent contractor of any entity that performs services for, or enters into a business, or contractual relationship with, any person, or the officer, partner, shareholder, employee or agent of any person, (i) for whom the Corporation has performed services, (ii) who has referred business to the Corporation, or (iii) with whom the Corporation has had any business or contractual relationship at any time during the Director's term of office as a member of the Board; or

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         c. initiate contact, directly or indirectly, with any employee, agent or contractor of the Corporation (whether employed or independent), or with any person who was employed or otherwise engaged as agent or contractor for the Corporation at any time within one year prior to the date of such contact, in an attempt to employ or seek to employ any such person or to induce or motivate such person to discontinue such employment, agency or contract with the Corporation; or

         d. directly or indirectly employ, or engage as an agent or contractor, or act as an officer, director, shareholder, partner, member, manager, consultant, employee, or independent contractor of an entity which employs, or engages as an agent or contractor, any person who was employed or otherwise engaged as an agent or contractor for the Corporation at any time within one year prior to the commencement date of such employment or engagement.

3. REMEDIES. The Director acknowledges that a breach of this Agreement will cause great and irreparable injury and damage to the interests of the Corporation, which cannot be reasonably or adequately compensated by money damages. Accordingly, the Director acknowledges that the remedies of injunction and specific performance shall be available in the event of such a breach, in addition to money damages or other legal or equitable remedies. Any period of restriction set forth in this Agreement shall be extended for a period of time equal to the duration of any breach or violation hereof.

4. NOTIFICATION. Any person employing or engaging in business with the Director or evidencing any intention to employ or engage in business with the Director may be notified as to the existence and provisions of this Agreement.

5. MODIFICATION OF COVENANTS; ENFORCEABILITY. In the event that any provision of this Agreement is held to be in any respect an unreasonable restriction, then the court so holding may modify the terms thereof or effect any other change to the extent necessary to render this Agreement enforceable, it being acknowledged by the parties that the representations and covenants set forth herein are of the essence of this Agreement.

7. NO EMPLOYMENT AGREEMENT. The Director acknowledges and agrees that he or she is not an employee of the Corporation and that this Confidentiality and Non-Solicitation Agreement does not provide any employment rights whatsoever to the Director.

8. MISCELLANEOUS.

         a. AMENDMENTS; WAIVERS. No amendment, modification, or waiver of any provision of this Agreement shall be binding unless in writing and signed by the party against whom the operation of such amendment, modification, or waiver is sought to be enforced. No delay in the exercise of any right shall be deemed a waiver thereof, nor shall the waiver of a right or remedy in a particular instance constitute a waiver of such right or remedy generally.

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         b. NOTICES. Any notice or document required or permitted to be given under this Agreement must be in writing and shall be deemed to be given on the date such notice is (i) deposited in the United States mail, postage prepaid, certified mail, return receipt requested, (ii) deposited with a commercial overnight delivery service, or (iii) transmitted by facsimile, to the principal residence or business address of the Corporation and the Director, or such other address or addresses as the parties may designate from time to time by notice satisfactory under this section.

         c. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of New Jersey without giving effect to the principles of conflicts of laws.

         d. SIGNATURE BY FACSIMILE. An original signature transmitted by facsimile shall be deemed to be original for purposes of this Agreement.

         e. PAYMENT OF FEES. If a party shall breach this Agreement, the other party shall be entitled to recover, in addition to other damages, reasonable attorney's fees incurred in the enforcement of this Agreement.

         f. BINDING EFFECT. This Agreement shall inure to the benefit of the respective heirs, legal representatives and permitted assigns of each party, and shall be binding upon the heirs, legal representatives, successors and assigns of each party.

         g. TITLES AND CAPTIONS. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not deemed a part of the text hereof.

         h. PRONOUNS AND PLURALS. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         i. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings.

         j. SEVERABILITY. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions shall not thereby be rendered invalid or unenforceable, provided that the remaining provisions, taken together, provide each party with substantially all of the benefits such party reasonably expected hereunder.

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IN WITNESS WHEREOF, we have on the day first stated above set our hand.



                                    GLOBAL RESOURCE CORPORATION

                              By:
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                                    Jeffrey J. Andrews, Chief Financial Officer


                              DIRECTOR:

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                                   [INSERT NAME]







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